Exhibit 10.2

CONSENT

This  CONSENT (this “Agreement”) is made as of September 13, 2022 (the “Effective Date”) between Soluna Holdings, Inc., Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) of the Company.

Recitals

Whereas, the Holder purchased from the Company, and the Company sold to the Holder, the Series B Preferred Stock pursuant to that certain Securities Purchase Agreement dated as of July 19, 2022 (the “Purchase Agreement”). All terms used herein that are defined in the Purchase Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement;

Whereas, Section 4.11(a) of the Purchase Agreement provides, among other things, that from the date thereof until the earlier of (i) three (3) years after the Closing Date, and (ii) if any amount in excess of an aggregate of $500,000 of all Series B Preferred Stock or at least 100,000 Warrants remains outstanding, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, preferred stock, or equity of the Company at a price or effective price that is less than the highest price per share of the securities issued or issuable in the offering including but not limited to the Warrants and the Warrant Shares; and

Whereas, the Company intends to enter into an Addendum Amendment (the “Amendment”) between the Company and the holders (the “Noteholders”) of the Company’s Secured Convertible Notes, due October 25, 2022, substantially in the form attached as Exhibit A hereto, pursuant to which, among other things, the Company would issue to the Noteholders Common Stock and Common Stock equivalents at a price or effective price that is less than the highest price per share of the securities issued or issuable in the offering including but not limited to the Warrants and the Warrant Shares.

Now, Therefore, in consideration of the mutual promises and other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

Agreement

1.    Consent. The Holder hereby consents to the Company entering into and performing the Amendment and the issuance of any and all Common Stock and Common Stock Equivalents pursuant thereto, and further acknowledges and agrees that the execution and performance of the Amendment and any and all documents related thereto will not constitute a default or event of default under the terms of the Purchase Agreement or any of the Transaction Documents. The consent set forth herein shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Purchase Agreement or any other Transaction Document, which terms and conditions shall continue in full force and effect.

2.    Warrants. In consideration of the consent provided for in paragraph 1, the Company shall issue to the Holder warrants to purchase shares of Common Stock in the form attached as Exhibit B hereto in the amounts forth on Schedule A hereto.

3.    Miscellaneous.

(a)     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement.

(b)     Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

(d)     The Company hereby acknowledges and agrees that this Agreement constitutes a “Transaction Document” under the Purchase Agreement. Accordingly, it shall be an Event of Default under the Purchase Agreement if (i) any representation or warranty made by the Company under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

(e)     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the Effective Date.

Soluna Holdings, Inc.

By:
Name: Michael Toporek
Title: CEO

Holder

By:
Name:
Title:

Schedule A

NEW CLASS D WARRANTS ($3.50 exercise price)	NEW CLASS E WARRANTS ($4.50 exercise price)	NEW CLASS F WARRANTS ($5.50 exercise price)	NEW CLASS G WARRANTS ($7.50 exercise price)
100,000	100,000	100,000	100,000

Exhibit A

Addendum Amendment

Exhibit B

Warrants